                                                                     Exhibit 3.5


                                      FORM OF
                               WELLS FARGO & COMPANY
                        (Formerly named Norwest Corporation)
                            Amended and Restated By-Laws
                      (As amended through [__________], 1998)

                                       OFFICES

          1. The principal office shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is The Corporation Trust Company.

          The Corporation may also have an office in the City of San Francisco, State of California and also offices at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                         SEAL

          2. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                STOCKHOLDERS' MEETINGS

          3. PLACE. All meetings of stockholders shall be held at the office of the Corporation in San Francisco, California or at such other place within or without the State of Delaware as shall from time to time be designated by the Board of Directors.

          4. ANNUAL MEETING. An annual meeting of stockholders shall be held on the fourth Tuesday of April in each year, or such other date as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, if not a legal holiday, and if a legal holiday, then on the next day following, at such time as shall be designated by the Board of Directors, when the stockholders shall elect, by a plurality vote except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, by ballot, a Board of Directors, and transact such other business as may properly be brought before this meeting.

          5. QUORUM. The holders of a majority of the stock issued and outstanding, and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally convened.

          6. VOTING PROXIES. At each meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than one year prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power registered in his name on the books of the

Corporation, provided that, except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of stockholders entitled to vote, no share of stock shall be voted at any election of directors which has been transferred on the books of the Corporation within twenty days next preceding such election. The vote for directors, and, upon the demand of any stockholder, the vote upon any question before the meeting shall be by ballot. All elections shall be had and all questions decided by a plurality vote, except such as may, under the provisions of law, the Certificate of Incorporation, or these By-Laws, require the vote of a larger number of shares.

          7. NOTICE OF ANNUAL MEETING. Written notice of the annual meeting shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock records of the Corporation, at least ten days prior to the meeting.

          8. STOCKHOLDERS' LIST. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, shall be prepared by the Secretary and shall, during the usual hours of business, be open to the examination of any stockholder at the place where said election is to be held for ten days before such election and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

          9. NOTICE OF STOCKHOLDER BUSINESS AT ANNUAL MEETING. At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 9. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 9. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 9, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

          10. SPECIAL MEETINGS - CALL. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman or a Vice Chairman or the President or a majority of the Board of Directors.

          11. SPECIAL MEETING - BUSINESS. Business transacted at all special meetings shall be confined to the objects stated in the call.

          12. SPECIAL MEETINGS - NOTICE. Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be mailed, postage prepaid, at least ten days before such meeting, to each stockholder entitled to vote thereat at his last known address as shown by the books of the Corporation.

          13. ACTION BY WRITTEN CONSENT OF STOCKHOLDERS. (a) Any action which is required to be or may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, shall have been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that prompt notice of the taking of the corporate action without a meeting and by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

               (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be fixed by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice to the Secretary, request the Board of Directors to fix a record date. Upon receipt of such a request, the Secretary shall place such request before the Board of Directors at its next regularly scheduled meeting, provided, however, that if the stockholder represents in such request that he intends, and is prepared, to commence a consent solicitation as soon as is permitted by the Securities Exchange Act of 1934, as amended, and the regulations thereunder and other applicable law, the Secretary shall as promptly as practicable call a special meeting of the Board of Directors, which meeting shall be held as promptly as practicable. At such regular or special meeting, the Board of Directors shall fix a record date as provided in Section 40 of these By-Laws and Section 213(a) (or its successor provision) of the Delaware General Corporation Law. Should the Board of Directors fail to fix a record date as provided for in this Section 13, then the record date shall be the day on which the first written consent is expressed.

               (c) In the event of the delivery to the Corporation of written consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the Secretary of the Corporation shall provide for the safekeeping of such consents and revocations and shall, as promptly as practicable, engage nationally recognized independent inspectors of election for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. No action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders.

                                      DIRECTORS

          14. NUMBER. The property and business of the Corporation shall be managed by its Board of not less than ten nor more than twenty-eight directors, with the number to be designated from time to time by resolution of the Board. Directors shall be elected at the annual meeting of the stockholders, except as otherwise provided by the Certificate of Incorporation or by these By-Laws, and each director shall be elected to serve until his successor shall be elected and shall qualify.

          15. NOTICE OF STOCKHOLDER NOMINEES. Only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 15. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in the By-Laws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

          16. VACANCIES. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, a majority of the remaining directors, though less than a quorum, except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, shall choose a successor until a successor or successors have been duly elected, unless sooner displaced.

          17. PLACE OF MEETINGS. The directors may hold their meetings and have one or more offices, and keep the books of the Corporation, except the original or duplicate stock ledger, outside of Delaware, at the office of the Corporation in the City of Minneapolis, Minnesota, or at such other places as they may from time to time determine.

          18. POWERS. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

COMMITTEES

          19. PURPOSES - POWERS. The Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which to the extent provided in said resolution or resolutions or in these By-Laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in these By-Laws or as may be determined from time to time by resolution adopted by the Board of Directors.

          20. MINUTES. The committees may keep regular minutes of their proceedings and shall report to the Board when required.

                                     COMPENSATION

          21. DIRECTORS. By resolution of the Board, directors may receive a fixed fee for their services, and a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

          22. COMMITTEE MEMBERS. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                MEETINGS OF THE BOARD

          23. ANNUAL MEETING. Immediately following the annual meeting of stockholders and at the place of such meeting the newly elected Board shall meet for the purpose of organization, the election of officers and the transaction of other business, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided that a majority of the whole Board shall be present. In lieu of meeting at such time and place, the newly elected Board may meet at such time and place as may be fixed by the consent in writing of all the directors or by call issued by the Chairman or a Vice Chairman or the President.

          24. REGULAR MEETINGS. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

          25. SPECIAL MEETINGS - CALL. Special meetings of the Board may be called by the Chairman or a Vice Chairman or the President on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the Chairman or a Vice Chairman or the President or the Secretary in like manner and on like notice on the written request of two directors.

          26. QUORUM. At all meetings of the Board of Directors any number of directors constituting not less than one-third (1/3) of the total number of members of said Board shall be necessary and sufficient to constitute a quorum for the transaction of business, provided that where there is less than a majority of the Board of Directors present at any meeting, no action by those present, although constituting a quorum, shall be taken except by unanimous vote.

                                       OFFICERS

          27. OFFICERS. The officers of the Corporation shall be a Chairman, one or more Vice Chairmen, President, a Secretary, a Treasurer, a Controller, a Chief Examiner, a Chief Auditor, and such other officers, and with such duties, as may be determined by the Board as necessary for the prompt and orderly transaction of the business of the Corporation. Any two or more offices may be held by the same person. The Chairman and the President shall be members of the Board of Directors and other officers may be members of the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

          In its discretion, the Board of Directors by a majority vote may leave unfilled any offices specified in the preceding paragraph.

          28. ELECTION - APPOINTMENT - TERM OF OFFICE - REMOVAL. All officers holding the title of Chairman, Vice Chairman, President, Secretary, Treasurer, Controller, Chief Examiner, Chief Auditor, and such other officers as may be designated by the Board of Directors shall be elected by the Board of Directors. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. The Board of Directors may authorize officers elected by the Board to appoint other officers and agents pursuant to procedures established by resolution of the Board. All officers shall hold office until their successors are elected or appointed and qualified, unless theretofore they shall have resigned, become disqualified or been removed.

          29. CHAIRMAN AND VICE CHAIRMAN. The Chairman may, by resolution of the Board of Directors, be designated Chief Executive Officer of the Corporation. The Chairman shall preside at all meetings of the stockholders and at all meetings of the Board. If the Chairman is not designated Chief Executive Officer, the Chairman shall assist the Chief Executive Officer in the management of the Corporation and shall perform such other duties as the Board of Directors shall prescribe. If the Chairman is not designated Chief Executive Officer, the Chairman shall in the absence or disability of the Chief Executive Officer perform the duties and exercise the powers of the Chief Executive Officer.

          The Vice Chairman or Chairmen shall assist the Chief Executive Officer in the management of the Corporation and shall perform such other duties as the Board of Directors shall prescribe. In the absence or disability of the Chairman, the President or a Vice Chairman shall perform the duties and exercise the powers of the Chairman.

          If at any time there shall be elected and serving more than one person in the office of Vice Chairman, then in the absence or disability of the Chairman, the President or the Vice Chairman as designated in writing by the Chief Executive Officer shall perform the duties and exercise the powers of the Chairman. In the absence of such designation by the Chief Executive Officer, then the duties and powers of the Chairman shall be performed and exercised by the President or the Vice Chairman with greater seniority of continuous service in that office or, in the absence of such seniority, seniority of continuous service to the Corporation and its subsidiaries.

          30. PRESIDENT. The President may, by resolution of the Board of Directors, be designated Chief Executive Officer of the Corporation. If the President is not designated Chief Executive Officer, the President shall assist the Chief Executive Officer in the management of the Corporation and shall perform such other duties as the Board of Directors shall prescribe.

          31. CHIEF EXECUTIVE OFFICER. The Board of Directors shall by resolution designate either the Chairman or the President as the Chief Executive Officer of the Corporation. The Chief Executive Officer shall be charged with the management of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall be charged with the duty of causing to be currently presented to the Board of Directors full information regarding the conditions and operations of the Corporation, as well as matters of a policy nature concerning the affairs of the Corporation and all information requisite to enable the Board in the discharge of its responsibilities to exercise judgment and take action upon all matters requiring its consideration.

          Except where by law the signature or action of any other officer is required, the Chief Executive Officer shall possess the same power as any such other officer to sign certificates, contracts and other instruments of the Corporation and to take other action on behalf of the Corporation. The Chief Executive Officer shall have the general powers and duties of supervision and management usually vested in the chief executive officer of a corporation.

          32. VICE PRESIDENTS. Any Vice President may, in the absence or disability of the Chairman, all Vice Chairmen and the President, perform the duties and exercise the powers of the Chairman, all Vice Chairmen and the President, and shall perform such other duties as the Board of Directors shall prescribe.

          33. SECRETARY AND ASSISTANT SECRETARIES. (a) Except as may be otherwise expressly provided in these By-Laws, the Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing or special committees when requested. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation, and, when authorized by the Board, affix the same to any instrument requiring it and when so affixed it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or an Assistant Treasurer. He shall be sworn to the faithful discharge of his duties.

               (b) Any Assistant Secretary may, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors shall prescribe.

               (c) If the Board of Directors shall appoint a Secretary to the Board, then such Secretary to the Board shall have and perform the duties of the Secretary and with respect to attendance at and recording of votes and minutes of all proceedings at sessions of the Board and meetings of the stockholders and, when requested, meetings of standing and special committees.

          34. TREASURER AND ASSISTANT TREASURERS. (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts thereof, and shall deposit all moneys, and other valuable effects, in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

               (b) He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

               (c) He shall give the Corporation a bond, if required by the Board of Directors, in a sum and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all money and other property of whatever kind in his possession or under his control belonging to the Corporation.

               (d) Any Assistant Treasurer may, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors shall prescribe.

          35. CONTROLLER. The Controller shall supervise all accounting and bookkeeping of the Corporation, shall make such reports to the Board on the financial condition of the Corporation as shall be required by the Board, and shall perform such other duties as the Board shall prescribe. He shall be subject to removal only by the Board of Directors.

          36. CHIEF EXAMINER. The Chief Examiner shall examine and appraise the assets of each affiliate of the Corporation, shall make, at least once a year, a report to the Board summarizing the condition of the assets and capital position of the Corporation and its affiliates, and shall perform such other duties as the Board shall prescribe. He shall be subject to removal only by the Board of Directors.

          37. DUTIES OF OFFICERS MAY BE DELEGATED. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer or to any director, provided a majority of the entire Board concurs therein.

                        CERTIFICATED AND UNCERTIFICATED SHARES

          38. Shares of the Corporation's stock may be certificated or uncertificated, as provided under Delaware law. All certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman or a Vice Chairman or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any of or all the signatures on the certificate may be a facsimile.

                                  TRANSFERS OF STOCK

          39. Transfers of stock shall be made on the books of the Corporation only by the record holder of such stock, or by attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, upon surrender of the certificate.

                              CLOSING OF TRANSFER BOOKS

          40. The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of any such dividends or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of such stock on the books of the Corporation after any such record date fixed as aforesaid.

                               REGISTERED STOCKHOLDERS

          41. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

                                  LOST CERTIFICATES

          42. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of the fact and advertise the same in such manner as the Board of Directors may require, and the Board of Directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as they may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of a new certificate; a new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed may be issued without requiring any bond or advertisement when, in the judgment of the directors, it is proper so to do.

                                      CONTRACTS

          43. Except as may be otherwise expressly provided in these By-Laws, all contracts or other written instruments made in the Corporation's name shall be signed by the Chairman or a Vice Chairman or the President or Executive Vice President or Senior Vice President and attested by the Secretary or an Assistant Secretary, or shall be executed by such other person or persons and in such other manner as shall from time to time be directed by the Board of Directors by appropriate resolutions.

                           STOCK HELD IN OTHER CORPORATIONS

          44. VOTING - PROXIES. All capital stocks in other corporations owned by this Corporation shall be voted at the regular and/or special meeting of the stockholders of said other corporations by proxy by an attorney specifically named in a proxy and given a power of attorney to represent this Corporation at such stockholders' meeting for the purposes in said power of attorney specified; and the Chairman or any Vice Chairman or any Vice President together with the Secretary or any Assistant Secretary of this Corporation are hereby authorized to execute and deliver in the name and under the seal of this Corporation proxies in such form as may be required by the corporation whose stock is to be voted thereunder naming as the attorney authorized to act by said proxy such individual or individuals as said Chairman or Vice Chairman or Vice President together with said Secretary or Assistant Secretary shall deem advisable; provided, however, that no stock in other corporations shall be voted, and no proxies to vote the same shall be given, with reference to the adoption, amendment or termination of any pension or profit sharing plan or any other plan of deferred compensation except by the affirmative vote of a majority of the Board of Directors of this Corporation at the time when such action is taken and such majority shall not include any director who is a salaried officer of this Corporation or of any affiliated bank or company.

          45. LOCAL DIRECTORS. In the event that this Corporation shall own in excess of fifty percent of the capital stock of any financial or moneyed corporation or association and if in the acquisition of such stock this Corporation shall have agreed that as to the voting of such stock for the election of directors this By-Law or an agreement substantially in accord therewith shall be binding on the Corporation, then and in each such event the stock so acquired shall, at all meetings for the election of a Board of Directors of any such association or corporation, be voted in favor of the election to such Board of a sufficient number of residents of the city where the principal office of such corporation or association is located so that, if the candidate so voted for shall be elected, at least seventy-five percent of the members of said Board of Directors shall be residents of said city. This
Section 41 of these By-Laws shall be amended only upon the affirmative vote of eighty percent in amount of the common stock of this Corporation outstanding at the time of such amendment or by the Board of Directors after receipt of the written consent of the holders of at least eighty percent of the common stock of this Corporation.

                                 INSPECTION OF BOOKS

          46. The directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except as such as may by statute be specifically open to inspection) or any of them shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

                                        CHECKS

          47. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or employees as the Board of Directors may from time to time designate.

                                     FISCAL YEAR

          48. The fiscal year shall begin the first day of January in each year.

                                      DIVIDENDS

          49. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock.

          Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation.

                                   ANNUAL STATEMENT

          50. The Chairman or a Vice Chairman or the President or a Vice President shall present at each annual meeting of stockholders a statement of the business and condition of the Corporation.

                                       NOTICES

          51. Whenever under the provisions of these By-Laws notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office or letter box, in a postpaid sealed wrapper, addressed to such stockholder, officer or director at such address as appears on the books of the Corporation, or, in default of other address, to such director, officer or stockholder at the General Post Office in the City of Wilmington, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

          Any stockholder, director or officer may waive any notice required to be given under these By-Laws.

                                      AMENDMENTS

          52. These By-Laws, except as hereinabove otherwise provided, may be altered or amended by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, at any regular or special meeting of the stockholders if notice of the proposed alteration or amendment be contained in the notice of the meeting, or, except as hereinbefore and in the Certificate of Incorporation of this Corporation otherwise provided, by the affirmative vote of a majority of the Board of Directors; provided, however, that no change of the time or place for the election of directors shall be made within sixty days next before the day on which such election is to be held, and that in case of any change of such time or place notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty days before the election is held.